Exhibit 10.2

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

BETWEEN AMERICA’S CAR-MART, INC. AND EDDIE L. HIGHT

This Amendment No. 1 to the Employment Agreement (the “Amendment”) between America’s Car-Mart, Inc., an Arkansas corporation (the “Company”) and Eddie L. Hight (the “Associate”) is entered into and effective as of November 13, 2009.

RECITALS

WHEREAS, the Company and the Associate have agreed to certain amendments to the Employment Agreement dated on or as of May 1, 2007 between the Company and the Associate (the “Employment Agreement”) as set forth below;

WHEREAS, all capitalized terms not defined herein shall have the same meaning given to such terms in the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1. Amendment of Section 3. Section 3 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

Term. Unless otherwise terminated in accordance with Sections 8, 9, 10 or 11, the Employment Term shall be for a term ending April 30, 2015. This Agreement shall be automatically renewed for successive additional Employment Terms of one (1) year each unless notice of termination is given in writing by either party to the other party at least thirty (30) days prior to the expiration of the initial Employment Term or any renewal Employment Term.

2. Amendment of Section 4(a). Section 4(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

(a) Base Salary and Benefits. The base annual salary of the Associate for his employment services hereunder shall be $185,000 or such higher annual salary, if any, as shall be approved by the Board of Directors of the Parent Company from time to time (the “Base Salary”), which shall be payable in accordance with the Company’s payroll policy. Effective as of May 1, 2010, the Base Salary for the Associate shall be $250,000 or such higher annual salary, if any, as shall be approved by the Board of Directors of the Parent Company from time to time. Nothing contained herein shall affect or in any way limit the Associate’s rights as an Associate of the Company to participate in any Company 401(k) profit sharing plan or medical and life insurance programs offered by the Company to its employees, or affect or in any way limit any other benefits provided to the Associate as of the date hereof or as may be approved by the Board of Directors of the Parent Company from time to time, all of which shall be available to the Associate to the same extent as if this Agreement had not existed, and compensation received by the Associate hereunder shall be in addition to the foregoing.

3. Amendment to Section 4(b). Section 4(b) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

(b) Bonus.

(i) In addition to the Base Salary and fringe benefits described above, the Associate shall be eligible to earn an annual cash bonus (the “Bonus”) during the term beginning May 1, 2007 and ending April 30, 2010. The Bonus range shall be $24,000 to $36,000 per fiscal year, and shall be based upon Parent Company’s Economic Profit Per Share as defined and described below. The Bonus will depend on the Parent Company attaining a minimum of 85% of its projected economic profit per share (in which case a $24,000 bonus would be paid) and will increase ratably up to 115% of its projected economic profit per share (in which case a $36,000 bonus would be paid), as set forth in Appendix A to this Agreement; provided however, Associate expressly acknowledges and agrees that the projected Parent Company Economic Profit Per Share for fiscal 2009 and fiscal 2010 shall be subject to adjustment by the Compensation Committee of the Board of Directors of the Parent Company, in its sole discretion.

(ii) In addition to the Base Salary and fringe benefits described above and the Bonus described above, the Associate shall be eligible to earn an additional cash bonus of $36,000 for the period beginning May 1, 2009 and ending April 30, 2010 if for such period Parent Company’s GAAP Earnings Per Share (as defined below) is $2.20 or more; provided, however, that for purposes of this Section 4(b)(ii), the Parent Company’s GAAP Earnings Per Share shall exclude any and all compensation expense or charges associated with the amendments dated as of November 13, 2009 to the Employment Agreements dated as of May 1, 2007, between the Company and its “named executive officers” (as listed in the Parent Company’s annual definitive proxy statement filed with the Securities and Exchange Commission).

(iii) In addition to the Base Salary and fringe benefits described above, the Associate shall be eligible to earn a Bonus for each of the fiscal years during the term beginning May 1, 2010 and ending April 30, 2015. The Bonus shall be based upon Parent Company’s projected fully diluted earnings per share calculated in accordance with GAAP for each fiscal year (“GAAP Earnings Per Share”). The Bonus will depend on the Parent Company attaining a minimum of 95% of its projected GAAP Earnings Per Share, as set forth in Appendix C to this Agreement.

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(iv) “Parent Company’s Economic Profit Per Share” shall be defined as net operating profit after tax, less a capital charge (after tax) applied to the “Economic Capital” required to generate said profits, divided by fully diluted shares outstanding. “Economic Capital” is defined as net assets plus debt plus cumulative after tax interest expense at the end of the fiscal year. The Parent Company Economic Profit Per Share shall exclude any and all compensation associated with the Employment Agreements dated as of May 1, 2007, between the Company and its “named executive officers” (as listed in the Parent Company’s annual definitive proxy statement filed with the Securities and Exchange Commission).

(v) The Bonus, if any, shall be paid each fiscal year, within fifteen (15) days following the Parent Company’s filing of its annual report on Form 10-K for such fiscal year, based upon the Parent Company’s Economic Profit Per Share or GAAP Earnings Per Share for that fiscal year. Any Bonus shall be deemed to be earned by the Associate if the Associate was an employee of the Company as of the last day of the fiscal year in question.

4. Addition of Section 4(e). A new Section 4(e) is hereby inserted into the Employment Agreement after Section 4(d) but before Section 5:

(e) Additional Equity Awards. On November 27, 2009, the Parent Company will grant to the Associate the following equity awards: (i) a non-qualified stock option to purchase 120,000 shares of Parent Company common stock pursuant to the Parent Company’s 2007 Stock Option Plan, which options shall vest in equal installments (24,000 options) on each of April 30, 2011, April 30, 2012, April 30, 2013, April 30, 2014 and April 30, 2015; and (ii) 5,000 shares of restricted stock pursuant to the Parent Company’s Stock Incentive Plan, which shares of restricted stock shall vest on April 30, 2015 if the Parent Company attains at least 70% of its cumulative projected GAAP Earnings Per Share for the period commencing on May 1, 2010 and ending on April 30, 2015.

5. Addition of Appendix C. A new Appendix C, as attached to this Amendment, is hereby appended to the Employment Agreement after Appendix B.

6. Reaffirmation. Except to the extent the provisions of the Employment Agreement are specifically amended, modified or superseded by this Amendment, the Employment Agreement is in full force and effect and is hereby ratified and confirmed.

7. Amendment. This Amendment and the Employment Agreement may only be amended by a writing signed by each party hereto.

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8. Counterparts. This Amendment may be executed in counterpart signature pages, each of which shall constitute an original but all taken together to constitute one instrument.

[SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the parties have executed this Amendment on and effective as of the date first written above.

COMPANY:

AMERICA’S CAR-MART, INC.

By: /s/ Jeffrey A. Williams

Name: Jeffrey A. Williams

Title: Vice President Finance, Secretary and Chief Financial Officer

ASSOCIATE:

/s/ Eddie L. Hight

Eddie L. Hight

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APPENDIX C

Applicable to the Bonus pursuant to Section 4(b)(iii)

of the

Employment Agreement

Fiscal 2011-2015

	Fiscal Year
	2011	2012	2013	2014	2015
Projected GAAP Earnings Per Share	2010 Actual GAAP Earnings Per Share multiplied by 1.15	2011 Projected GAAP Earnings Per Share multiplied by 1.15	2012 Projected GAAP Earnings Per Share multiplied by 1.15	2013 Projected GAAP Earnings Per Share multiplied by 1.15	2014 Projected GAAP Earnings Per Share multiplied by 1.15
Bonus Potential:	$70,000	$77,000	$84,700	$93,170	$102,487

If Parent Company’s actual GAAP Earnings Per Share equals 95-99% of Parent Company’s projected GAAP Earnings Per Share (rounded to the nearest whole percentage point), the Bonus for such fiscal year shall be the Bonus Potential for such fiscal year multiplied by 0.67.

If Parent Company’s actual GAAP Earnings Per Share equals 100-104% of Parent Company’s projected GAAP Earnings Per Share (rounded to the nearest whole percentage point), the Bonus for such fiscal year shall be the Bonus Potential for such fiscal year multiplied by 1.00.

If Parent Company’s actual GAAP Earnings Per Share equals 105% or more of Parent Company’s projected GAAP Earnings Per Share (rounded to the nearest whole percentage point), the Bonus for such fiscal year shall be the Bonus Potential for such fiscal year multiplied by 1.33.

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